UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Paragon 28, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3170186
(State or incorporationor organization)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259789.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Paragon 28, Inc. (the “Company”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s prospectus constituting part of the Registration Statement on Form S-1 (File No. 333-259789) of the Company, initially filed on September 24, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Common Stock included in any form of prospectus subsequently filed by the Company with the Commission shall be deemed to be incorporated by reference herein. The Common Stock is expected to be listed on The New York Stock Exchange.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 12, 2021	Paragon 28, Inc.

	By:	/s/ Stephen M. Deitsch
	Name:	Stephen M. Deitsch
	Title:	Chief Financial Officer